DVI

RIDER TO LOAN DOCUMENTS

Contract No. 3006

THIS RIDER TO LOAN DOCUMENTS (the "**Rider**") dated effective as of May 17, 2001 is entered into by and between **DVI FINANCIAL SERVICES INC. ("DVI")**, **PREMIER P.E.T. IMAGING OF WICHITA, INC. ("Obligor")**, and **THE SAGEMARK COMPANIES LTD** (the "**Surety**").

BACKGROUND

A. Obligor, Surety and DVI have entered into one or more of the following: those certain Master Security Agreements Nos. 3006 dated April 25, 2001 (collectively the "**Security Agreement**"), that certain Master Loan Agreement No. 3006 dated April 25, 2001 (the "**Loan Agreement**"), that certain Secured Promissory Note dated April 25, 2001 (the "**Note**"), that certain Guaranty and Suretyship Agreement (the "**Guaranty**") and that certain Subordination Agreement (the "**Subordination**") and other related documents, instruments and agreements (collectively, the "**Loan Documents**").

B. At Obligor and Surety's request, DVI has agreed to modify the Loan Documents in accordance with the terms and conditions hereof.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. **Loan Documents.** The effective date of the Loan Documents is hereby amended by deleting the reference to "April 25, 2001" and replacing it with the date "May 17, 2001".

2. **Loan Agreement**. The Loan Agreement shall be and is hereby amended as follows:

a) **Specific Definitions.**

The definition of "**Lender Expenses**" in **Subsection 1.1** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "means all (a) costs and expenses (including, without limitation, taxes and insurance premiums) required to be paid by Obligor or any Surety under this Agreement or under any of the other Loan Documents that are paid or advanced by DVI or any Affiliate of DVI, (b) filing, recording, publication and search fees paid or incurred by DVI in connection with DVI's transactions with Obligor, (c) costs and expenses incurred by DVI to correct any Event of Default, enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling or preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence and during the continuance of an Event of Default, (d) costs and expenses of suit incurred by DVI in enforcing or defending the Loan Documents or any portion thereof, (e) costs and expenses incurred by DVI to convert any data submitted to DVI by Obligor, any Surety or any of their respective Affiliates to a form reasonably acceptable to DVI, (f) DVI's reasonable attorney fees and expenses incurred (before or after execution of this Agreement and prior to the occurrence of an Event of Default) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought in an aggregate amount not to exceed $15,000 and (g) DVI's reasonable attorney fees and expenses incurred (after execution of this Agreement and the occurrence of an Event of Default) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought."

The definition of "**Material Adverse Effect**" in **Subsection 1.1** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "means, with respect to any Person or any event or circumstance, a material adverse change in (a) the business, assets, financial condition or operations of that Person, (b) the ability of that Person to perform its Obligations or (c) the value of the Collateral in excess of $50,000; provided that a material adverse change shall not be deemed to occur in the event or circumstance giving rise to

such change is an act of God or a change in any applicable laws, rules or regulations of any Governmental Authority."

The definition of "**Note**" in **Subsection 1.1** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"means each of the Secured Promissory Notes evidencing a Loan, executed and delivered by Obligor pursuant to the terms of this Agreement."

The definition of "**Unmatured Default**" in **Subsection 1.1** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"means any event or condition that, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default."

b) **Prepayment.** The first sentence of **Subsection 2.3** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Obligor agrees not to prepay or attempt to prepay all or any portion of any Loan except as may otherwise be agreed to by DVI in the Note relating to such Loan or in any rider or amendment to any such Note."

c) **Business. Subsection 4.1** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Obligor will engage in business of the same general character as that now conducted or intended to be conducted by Obligor."

d) **FDG Supply.** The following subsection is hereby added to the end of **Section 4**:

"4.6 **FDG Supply.** Obligor will (a) finance a cyclotron unit to provide Fluorodeoxyglucose ("**FDG**") for the Collateral or (b) enter into an FDG contract with a supplier to provide the FDG for the Collateral on or before the first clinical use of the Collateral."

e) **Events of Default.**

The first sentence of **Subsection 5.1(c)** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"If Obligor fails to observe or perform any material covenant, condition or agreement to be observed or performed hereunder or under any other Loan Documents and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Obligor."

Subsection 5.1(d)(v) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Obligor and, in any such case, is pending for ninety (90) days without dismissal,"

Subsection 5.1 (f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"If a final judgment for the payment of money on any claim, in excess of $50,000, is rendered against Obligor which if undischarged for thirty (30) days after the date of entry, would either individually or in the aggregate with any other judgments against Obligor then of record likely result in the occurrence of a Material Adverse Effect,"

Subsection 5.1(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"If any material Indebtedness or lease of Obligor, in excess of $50,000, is accelerated by the lender or lessor thereof before its final maturity,"

f) **Equitable Relief**. **Subsection 5.5** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "Obligor recognizes that in the event Obligor fails to perform, observe or discharge any of its material Obligations or liabilities under this Agreement, in certain cases no remedy of law will provide adequate relief to DVI, and DVI shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or posting any bond."

g) **General Indemnity**. The first sentence of **Subsection 6.1** is hereby amended by replacing "gross negligence or intentional malfeasance" with "negligence or willful misconduct" after the words "claim is caused solely by the" and "provided, that the".

h) **Binding Effect; Assignment**. The last sentence of **Subsection 7.5** of the Loan Agreement is amended and restated in its entirety to read as follows:

> "This Agreement and the other Loan Documents are binding upon and inure to the benefit of Obligor and DVI and their respective successors and assigns, except that Obligor will not have the right to assign or delegate its rights or obligations under any of such documents. DVI may at any time assign or grant participation in all or any portion of this Agreement or any Note and the amounts due thereunder, provided, however, that (a) DVI shall remain liable for its obligations hereunder and (b) no Event of Default shall be deemed to have occurred if the Obligor has performed or discharged its obligations to DVI hereunder, unless and until any such assignee assumes the obligations of DVI hereunder and Obligor has received notice of same."

i) **Press Release**. **Subsection 7.12** of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

> "Obligor will not issue any press release or make any public announcement relating to any Loans extended to Obligor hereunder without DVI's express written consent except for disclosures required by applicable law or pursuant to a court order."

3. **Security Agreement**. The Security Agreement shall be and is hereby amended as follows:

a) **Specific Definitions**.

The definition of "**Lender Expenses**" in **Subsection 1.1** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

> "means all (a) costs and expenses (including, without limitation, taxes and insurance premiums) required to be paid by Obligor or any Surety under this Agreement or under any of the other Loan Documents that are paid or advanced by DVI or any Affiliate of DVI, (b) filing, recording, publication and search fees paid or incurred by DVI in connection with DVI's transactions with Obligor, (c) costs and expenses incurred by DVI to correct any Event of Default, enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling or preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence and during the continuance of an Event of Default, (d) costs and expenses of suit incurred by DVI in enforcing or defending the Loan Documents or any portion thereof, (e) costs and expenses incurred by DVI to convert any data submitted to DVI by Obligor, any Surety or any of their respective Affiliates to a form reasonably acceptable to DVI, (f) DVI's reasonable attorney fees and expenses incurred (before or after execution of this Agreement and prior to the occurrence of an Event of Default) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought in an aggregate amount not to exceed $15,000 and (g) DVI's reasonable attorney fees and expenses incurred (after execution of this Agreement and the occurrence of an Event of Default) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought."

The definition of "**Material Adverse Effect**" in **Subsection 1.1** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"means, with respect to any Person or any event or circumstance, a material adverse change in (a) the business, assets, financial condition or operations of that Person, (b) the ability of that Person to perform its Obligations or (c) the value of the Collateral in excess of $50,000; provided that a material adverse change shall not be deemed to occur in the event or circumstance giving rise to such change is an act of God or a change in any applicable laws, rules or regulations of any Governmental Authority."

The definition of "**Permitted Lien**" in **Subsection 1.1** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"means (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided in each such case that payment thereof is not yet due or is being contested as permitted hereby, (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Obligor is in good faith prosecuting an appeal or proceeding for a review provided that a stay of execution pending such appeal or proceeding for review has been secured and adequate reserves have been established therefore, (c) Liens and priority claims in excess of $50,000 incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings which have the effect of staying enforcement and with adequate reserves or performance bonds having been established therefore; and further provided that any such Liens are subordinate or have been subordinated to the Liens of DVI in a manner satisfactory to DVI or bonded over and (d) Liens granted to DVI or its Affiliates."

The definition of "**Unmatured Event of Default**" in **Subsection 1.1** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"means any event or condition that, with notice or passage of time or any combination of the foregoing would constitute an Event of Default."

b) **Disposition of Assets**. **Subsection 4.5** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Without DVI's prior written consent, Obligor will not sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of the Collateral, except for (a) the collection of accounts in the ordinary course of business, and (b) the sale of Obligor's business at any time after a date that is 24 months after the Commencement Date (as defined in the Loan Documents) provided that Obligor prepays the Obligations or the buyer assumes the Obligations in accordance with, and to the extent permitted by, the Loan Documents."

c) **Insurance**.

The first sentence of the first paragraph of **Subsection 4.8** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Except where Collateral is limited to investment property, Obligor will carry adequate insurance issued by responsible and financially sound insurers acceptable to DVI, in amounts reasonably acceptable to DVI (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards in accordance with industry standard limitations or as may be reasonably required by DVI. Obligor will carry business interruption insurance in such amounts as may be reasonably required by DVI."

The third paragraph of **Subsection 4.8** of the Security Agreement is hereby amended by adding the following after the last sentence:

"Notwithstanding the foregoing, in the event that Obligor suffers a casualty loss and desires to use the proceeds of its casualty loss insurance to repair or replace any Collateral, DVI will permit Obligor to

utilize the proceeds of such insurance solely to purchase such replacement Collateral or to repair such Collateral, provided that: (i) Obligor confirms to DVI in writing that it intends to continue its business operations and has business interruption insurance in effect providing for the payment of proceeds in amounts reasonably acceptable to DVI, (ii) Obligor submits to DVI its business plan for operations after such casualty loss, which plan must be in form and content reasonably satisfactory to DVI, (iii) DVI will hold such insurance proceeds and will disburse such proceeds upon receipt by DVI of evidence reasonably satisfactory to DVI that such proceeds will be used to purchase or repair Collateral as required above, (iv) disbursement of proceeds will be in compliance with such procedures as DVI may reasonably require, and (v) no Event of Default or Unmatured Default shall have occurred and be continuing."

d) **Government Contracts**. **Subsection 4.10** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"If Collateral includes accounts, upon the occurrence of an Event of Default and at the request of DVI, Obligor will promptly notify DVI if any of Obligor's accounts arise out of contracts with any department, agency or instrumentality of the United States or any State, Commonwealth or municipality and execute any instruments and take any steps reasonably required by the Agent in order that all moneys due and to become due under any such contracts will be assigned, to the extent permitted under applicable law, to DVI, for itself and as agent for the pro rata benefit of its Affiliates, and notice thereof given to the United States under the Federal Assignment of Claims Act or any other applicable law, statute or regulation."

e) **Events of Default**. The first sentence of **Subsection 5.1(b)** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"If Obligor fails to observe or perform any material covenant, condition or agreement to be observed or performed hereunder and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Obligor."

f) **Dividends; Distributions**. **Subsection 5.6(a)(ii)** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Unless otherwise prohibited in the Loan Documents, Obligor will be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral constituting investment property or any portion thereof; provided, however, that any and all (A) dividends, distributions and interest paid or payable other than in cash, (B) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, such Collateral, or any portion thereof, (C) dividends and other distributions paid or payable in cash with respect to such Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution or (2) a reduction of capital, capital surplus or paid-in-surplus and (D) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, such Collateral, or any portion thereof will be forthwith delivered to DVI to hold as Collateral and will, if received by Obligor, be (x) received in trust for the benefit of DVI, (y) segregated from all other property or funds of Obligor and (z) forthwith delivered to DVI as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures(s))."

g) **Equitable Relief**. **Subsection 5.7** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Obligor recognizes that, if Obligor fails to perform, observe or discharge any of its material obligations or liabilities under this Agreement, DVI will be entitled to temporary and permanent injunctive relief, if no remedy at law will provide adequate relief to DVI, without the necessity of proving actual damages."

h) **Limitation On Liability**. The first sentence of **Subsection 7.1** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Obligor will be responsible for and DVI and its Affiliates are hereby released from any claim or liability in connection with: (a) safekeeping any Collateral, (b) any loss or damage to any Collateral or (c) any diminution in value of the Collateral. DVI and its Affiliates will be liable for any act or

omission on its part constituting willful misconduct or negligence, provided, that its liability will be only for direct damages suffered and will not extend to consequential or incidental damages."

i) **Binding Effect; Assignment.** **Subsection 8.5** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"This Agreement is binding upon and will inure to the benefit of Obligor and DVI and their respective successors and assigns, except that the Obligor will not have the right to assign or delegate its rights or obligations hereunder. DVI may at any time assign or grant participation in all or any portion of this Agreement, provided, however, that DVI shall remain liable for its obligations hereunder unless and until any such assignee assumes the obligations of DVI hereunder and Obligor has received notice of same."

j) **Press Release.** **Subsection 8.11** of the Security Agreement is hereby amended and restated in its entirety to read as follows:

"Obligor will not issue any press release or make any public announcement relating to this Agreement without DVI's express written consent except for disclosures required by applicable law or pursuant to a court order."

4. Note. The Note shall be and is hereby amended as follows:

a) **Increase in Index.** The second sentence of **Section 5** of the Note is hereby amended and restated in its entirety to read as follows:

"Obligor agrees that if the Base Index increases or decreases prior to the date this Note is fully funded by DVI, DVI will automatically, and without any notice to Obligor (except to the extent expressly provided herein), adjust the Loan Payments to reflect such increase or decrease. Promptly with any such adjustment, DVI will replace **Rider A** with a new **Rider A** dated as of the date of replacement and provide Obligor with a copy thereof."

b) **Non-Cancellable.** **Section 10** of the Note is hereby amended and restated in its entirety to read as follows:

"**Right to Prepay.** The obligations of Obligor hereunder may be prepaid provided that such Obligor complies with the following: (a) no prepayment may occur at any time during the first twenty-four (24) months of the term of the Note, (b) Obligor must give DVI not less than thirty (30) days' prior written notice of Obligor's intention to prepay the Note (the "**Prepayment Notice**"), (c) the prepayment must be in whole, not in part, and (d) upon giving the Prepayment Notice, Obligor shall be irrevocably obligated to pay to DVI on or before the thirtieth (30th) day after the Prepayment Notice is deemed given (pursuant to the provisions hereof) an amount equal to (i) DVI's Net Book Value (as defined below) for such Note being prepaid; plus (ii) a prepayment premium equal to: 3% if the prepayment occurs during the months 25 through 36 of the term of the Note; 2% if the prepayment occurs during the months 37 through 48 of the term of the Note; and 1% if the prepayment occurs after month 48 of the term of the Note, but prior to the maturity date of that Note. For purposes of this Rider, the term "**Net Book Value**" shall mean, as to the Note being prepaid, the sum of (i) the outstanding principal and accrued and unpaid interest balance of such Note, plus (ii) all costs and fees incurred by DVI in connection with any loss, disposition, destruction or theft of any Collateral (as defined in the Loan Agreement) subject to such Note or any default under the Loan Documents, including without limitation, all reasonable attorneys' fees and costs, and all court costs, and all interest and other fees, costs and charges from any securitization or other financing utilized by DVI to fund the Loan Documents."

c) **Binding Effect; Assignment.** **Section 18** of the Note is hereby amended and restated in its entirety to read as follows:

This Note is binding upon and inures to the benefit of the Obligor and DVI and their respective successors and assigns, except that the Obligor will not have the right to assign or delegate its rights or obligations hereunder. DVI may at any time assign or grant participation in all or any portion of this Note and the amounts payable hereunder, provided, however, that DVI shall remain

"Surety will not issue any press release or make any public announcement relating to this Agreement or any Credit Facilities extended to Obligor without DVI's express written consent except for disclosures required by applicable law or pursuant to a court order."

6. **Subordination.** The Subordination shall be and is hereby amended as follows:

a) **Binding Effect; Assignment.** Section 12 of the Subordination is hereby amended and restated in its entirety to read as follows:

"This Agreement is binding upon and will inure to the benefit of each Subordinated Creditor, DVI and their respective successors and assigns, except that no Subordinated Creditor will have the right to assign or delegate its rights or obligations hereunder. DVI may at any time assign or grant participation in all or any portion of this Agreement, provided, however, that DVI shall remain liable for its obligations hereunder unless and until any such assignee assumes the obligations of DVI hereunder and Obligor has received notice of same."

7. **Effect of Amendment.** All terms and conditions of the Loan Documents not expressly modified hereby shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

8. **Inconsistencies.** To the extent of any inconsistencies between the terms of this Rider and the terms of the Loan Documents, the terms of this Rider shall prevail.

9. **Governing Law.** ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date first above written.

DVI FINANCIAL SERVICES INC.

By: [signature]
Name: MARK J. GALLAGHER
Title: DIRECTOR OF CREDIT

PREMIER P.E.T. IMAGING OF WICHITA, INC.

By: ______________________
Name: Stephen A. Schulman
Title: Chief Executive Officer

THE SAGEMARK COMPANIES LTD

By: [signature]
Name: Edward D. Bright
Title: Chairman of the Board

CERTIFIED TO BE A TRUE AND CORRECT DOCUMENT AS SUBMITTED TO DVI FINANCIAL SERVICES INC.
BY: [signature]
DATE: 9/26/01

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.